UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2011

Commission File Number: 333-108057

COMMONWEALTH INCOME & GROWTH FUND V

(Exact name of registrant as specified in its charter)

Pennsylvania	65-1189593
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Brandywine One, Suite 200, 2 Christy Drive
Chadds Ford, Pennsylvania 19341
(Address, including zip code, of principal executive offices)

(610) 594-9600
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events

As previously disclosed in the Annual Report on Form 10-K for the year ended December 31, 2010 for Commonwealth Income & Growth Fund 5 (the “Company”), Commonwealth Capital Corp. has been involved in litigation on the Company's behalf with the City of Tempe, Arizona related to a default by a lessee, MobilePro Corp.  A jury trial of Case No. CV09-00274 was held in U.S. District Court for the District of Arizona on May 16-18 and May 24-25, 2011.  On May 25, 2011, judgment was entered in accordance with the jury’s verdict in favor of the City of Tempe and against Commonwealth Capital Corp. in the amount of $1,808,904.  The Company’s share of the judgment, based upon its proportionate participation in the MobilePro lease transaction, is $866,217.  Commonwealth Capital Corp. plans to file an appeal to the U.S. Court of Appeals for the Ninth Circuit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMONWEALTH INCOME & GROWTH FUND V

BY:	COMMONWEALTH INCOME & GROWTH FUND, INC., its General Partner

Date: May 27, 2011                                                                          By:                      /s/ Kimberly A. Springsteen-Abbott
               Kimberly A. Springsteen-Abbott
                   Chief Executive Officer